EXHIBIT 32.1

Certifications Pursuant to 18 U.S.C §1350,

 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer) of Odyssey Semiconductor Technologies, Inc. (the “Company”), hereby certifies, based on my knowledge, that:

1. This Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2022

/s/ Mark Davidson
Mark Davidson
Chief Executive Officer
(Principal Executive Officer and Principal
Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.